INTERNATIONAL BUSINESS COMPANIES ORDINANCE, CAP 291
              ---------------------------------------------------

                                 SECTION 16(2)

              NOTICE OF AMENDMENT OF THE MEMORANDUM OF ASSOCIATION


TO:  REGISTRAR OF COMPANIES

RE:  ASIA ELECTRONICS HOLDING CO. INC.
     IBC NO 171330

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We, HWR SERVICES LIMITED of Craigmuir Chambers, Road Town, Tortola, British
Virgin Islands, Registered Agent of the above Company, hereby certify that the document annexed hereto is a true copy of the Resolution of the Directors adopted on 24th June, 1997 increasing the authorized share capital of the Company and amending the Memorandum of Association accordingly.

Dated this 24th day of June, 1997


/s/
--------------------------
HWR SERVICES LIMITED
Registered Agent


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For official use only

                       ASIA ELECTRONICS HOLDING CO. INC.
                                ("the Company")

                      (An International Business Company)


TRUE COPY OF A RESOLUTION OF THE DIRECTORS OF THE COMPANY ADOPTED ON 24TH JUNE, 1997

RESOLVED, that Clause 7 of the Company's Memorandum of Association be deleted in its entirety and that the following clause 7 be substituted therefor:

7. The authorized capital of the Company is $300,000.00 divided into 30,000,000 shares with a par value of $0.01 each.

Dated this 24th day of June, 1997

/s/
---------------------
HWR SERVICES LIMITED
Registered Agent

              INTERNATIONAL BUSINESS COMPANIES ORDINANCE, Cap. 291

                                  (as amended)


                                  Section 16(2)


                             Notice of amendment of
                            Memorandum of Association

To:  The Registrar of Companies


                          ASIA ELECTRIC COMPANY LIMITED

                                 IBC No. 171330


We, HWR SERVICES LIMITED of Craigmuir Chambers, Road Town, Tortola, Registered Agent of the above Company, hereby certify that the document annexed hereto is a certified copy of a Resolution of the Directors adopted on 30th January, 1997, amending the Memorandum of Association of the above Company.

Dated the 12th day of February, 1997.

-------------------------------
HWR Services Limited
Registered Agent

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For official use only

                          ASIA ELECTRIC COMPANY LIMITED
                                 ("the Company")


                                (IBC No. 171330)


                 CERTIFIED COPY OF A RESOLUTION OF THE DIRECTORS
                          ADOPTED ON 30TH JANUARY, 1997


AMENDMENT TO THE MEMORANDUM OF ASSOCIATION

"CHANGE IN THE MEMORANDUM OF ASSOCIATION

IT WAS RESOLVED that the Memorandum of Association be amended as appropriate to evidence the change in Registered Office and Registered Agent of the Company as follows:

The registered office of the Company will be situated at Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands.

The registered agent of the Company will be HWR Services Limited, P.O. Box 71, Road Town, Tortola, British Virgin Islands."

Dated the 12th day of February, 1997

                    -------------------------
                    HWR Services Limited
                     Registered Agent

I.B.C. No.: 171330


                     TERRITORY OF THE BRITISH VIRGIN ISLANDS
                    The International Business Companies Act
                                   (Cap. 291)

                            Memorandum of Association

                                       and

                             Articles of Association

                                       of

                          ASIA ELECTRIC COMPANY LIMITED



                   Incorporated the 3rd Day of January, 1996


                         COMMONWEALTH MANAGEMENT LIMITED
                                 Drake Chambers
                                     Tortola
                             British Virgin Islands

                     TERRITORY OF THE BRITISH VIRGIN ISLANDS
                    THE INTERNATIONAL BUSINESS COMPANIES ACT
                                   (Cap. 291)

                            MEMORANDUM OF ASSOCIATION

                                       OF

                          ASIA ELECTRIC COMPANY LIMITED


1.       The name of the company is Asia Electric Company Limited.

2. The registered office of the company will be situate at the premises of Commonwealth Management Limited, Drake Chambers, Tortola, British Virgin Islands or such other place in the British Virgin Islands as the directors may from time to time determine.

3. The registered agent of the Company will be Commonwealth Management Limited of P.O. Box 3321, Road Town, Tortola, British Virgin Islands or such other person or company, being a person or company entitled to act as a registered agent, as the directors may from time to time determine.

4.       The Objects for which the Company is established are:

         (1) To buy, sell, mortgage, lease, manage, build, develop, possess and generally deal in real properties; to buy, sell, underwrite, invest in, exchange or otherwise acquire, and to hold, manage, develop, deal with and turn to account any bonds, debentures, shares (whether fully paid or not), stocks, options, commodities, futures, forward contracts, notes, or securities of all types, precious metals, gems, works of art, and other articles of value;

         (2) To borrow or raise money by the issue debentures, debenture stock (perpetual or terminable), bonds, mortgages, or any other securities founded or based upon all or any of the assets or property of the Company or without any such security and upon such terms as to priority or otherwise that the Company shall think fit;

         (3) To guarantee loans and to lend money with or without guarantee or security to any persons, firms or corporations;

         (4) To engage in any other business or businesses whatsoever, or in any acts or activities, which are not prohibited under any law for the time being in force in the British Virgin Islands;

         (5) To do all such other things as are incidental to, or the Company may think conducive to, the attainment of all or any of the above objects.

         And it is hereby declared that the intention is that each of the objects specified in each paragraph of this clause shall, except where otherwise expressed in such paragraph, be an independent main object and be in _____ wise limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company.

5.       The Company has no power to:


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

(1)      carry on business with persons resident in the British Virgin Islands;

(2) own an interest in real property situate in the British Virgin Islands, other than a lease of property for use as an office from which to communicate with members or where books and records of the Company are prepared or maintained;

(3) carry on banking or trust business, unless it is licensed under the Banks and Trust Companies Act, 1990;

(4) carry on business as an insurance or re-insurance company, insurance agent or insurance broker, unless it is licensed under an enactment authorising it to carry on that business;

(5) carry on the business of company management, unless it is licensed under the Company Management Act, 1990, or

(6) carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands.

6. The shares in the Company shall be issued in the currency of the United States of America.

7. The authorized capital of the Company is $50,000.00 divided into 50,000 shares with a par value of $1.00 each.

8. The shares shall be divided into such number of classes and series as the directors shall by resolution to amend this Memorandum of Association from time to time determine and until so divided shall comprise one class and series.

9. The directors shall by resolution have the power to issue any class or series of shares that the Company is authorised to issue in its capital, original and increased, with or subject to any designation, powers, preferences, limitations and restrictions.

10. The directors may issue shares as registered or as shares issued to bearer as they may determine by resolution of the directors.

11. Shares issued as registered shares may be exchanged for shares issued to bearer, and shares issued to bearer may be exchanged for registered shares.

12. Where shares are issued to bearer, the bearer, identified for this purpose by the number of the share certificate, shall be requested to give to the Company the name and address of an agent or attorney for service of any notice, information or written statement required to be given to members, and service upon such agent or attorney shall constitute service upon the bearer of such shares. In the absence of such name and address being given, it shall be sufficient for purpose of service for the Company to publish the notice, information or written statement in one or more newspapers published or circulated in the British Virgin Islands and in a newspaper in the place where the Company has its principal office.

13. The Company shall by resolution of the directors have the power to amend or modify any of the conditions contained in this Memorandum of Association.

The undersigned Subscriber, for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands, hereby subscribes its name to this Memorandum of Association.

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

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                   NAME, ADDRESS AND DESCRIPTION OF SUBSCRIBER
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Scott F. Wilson
COMMONWEALTH MANAGEMENT LIMITED
P.O. Box 3321
Road Town, Tortola
British Virgin Islands

Company Management Company




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For, and on behalf of, Commonwealth Management Limited,
Registered Agent

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Dated this 3rd Day of January, 1996.

Witness to the above signature:

                                                         Thomas J. Ward
                                                         P.O. Box 3321
                                                         Road Town, Tortola
                                                         British Virgin Islands

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